                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement"), is made and entered into as of October 9, 2002 (the "Effective Date"), between THOMAS J. SANDEMAN, a resident of the State of Louisiana (the "Employee"), and ORTHODONTIC CENTERS OF AMERICA, INC., a Delaware corporation (the "Company").

                                   WITNESSETH:

         WHEREAS, the Employee desires to be employed by the Company, and the Company desires to employ the Employee, on the terms, covenants and conditions hereinafter set forth in this Agreement.

                                   AGREEMENT:

         NOW, THEREFORE, for the reasons set forth above, and in consideration of the mutual promises and agreements herein set forth, the Company and the Employee agree as follows:

1. Employment. Subject to the terms and conditions set forth in this Agreement, the Company hereby employs and engages the Employee to hold the titles of Chief Financial Officer, Treasurer and Assistant Secretary of the Company and perform the duties of such positions as set forth in the Company's Bylaws and as designated by the board of directors of the Company (the "Board of Directors") and to perform such other duties and responsibilities and to hold such other titles or positions with the Company and/or its subsidiaries as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer of the Company. The Employee hereby accepts such employment and agrees to serve the Company as an officer and employee for the term of this Agreement.

2. Term of Employment. The term of this Agreement shall be for a period of three
(3) years commencing as of the date hereof, unless earlier terminated as provided in Section 5 of this Agreement or extended upon such terms as may be mutually agreed upon by the Company and the Employee and documented in a written amendment hereto.

3. Devotion to Duties. The Employee agrees that during the period that he is employed hereunder he shall devote his full business time and attention to the business and affairs of the Company and shall use his best efforts to promote the interests of the Company.

4. Compensation of Employee.

         4.1. Base Salary. During the term of this Agreement, the Company shall pay to the Employee as compensation for the services to be performed by the Employee a base salary of One Hundred Eighty Thousand Dollars ($180,000) per year (the "Base Salary"). The Base Salary shall be payable in installments in accordance with the Company's normal payroll practice, as such may exist from time to time. The Base Salary may be reviewed and increased from time to time in the discretion of the Compensation Committee of the Board of Directors.

         4.2.     Benefits.

         (a) Employee Benefit Plans. During the term he is employed hereunder, the Employee shall be entitled to participate, on the same basis as other members of senior management of the Company, in all regular employee benefit and deferred compensation plans established by the Company and generally made available from time to time to members of senior management of the Company, including, without limitation, 401(k) and retirement plans, employee stock purchase plans, savings and profit sharing plans, bonus plans, company automobile or automobile allowance plans, health insurance plans and life insurance plans, subject, in each case, to the applicable plan documents and provisions, waiting periods, eligibility requirements and other qualifications for participation.

         (b) Transition To Company's Health Insurance. During the applicable waiting period, if any, during the term hereof before the Employee is eligible to participate in the Company's current health care insurance plan, the Company will reimburse or pay the premiums for coverage of the Employee under his existing health care insurance coverage.

         (c) Vacation. The Employee shall be entitled, during the period that he is employed hereunder, to three weeks of paid vacation annually.

         (d) Disability Insurance. During the term of the Employee's employment hereunder, the Company shall reimburse or pay the premiums (up to a maximum of $2,000 per year) for a disability insurance policy covering the Employee. The Employee and the Company will cooperate in seeking to obtain such policy as soon as reasonably practicable. If, prior to the date on which such disability insurance coverage becomes effective, the Employee's employment hereunder is terminated for reason of illness or physical or mental incapacity pursuant to
Section 5.3 hereof, then, notwithstanding the provisions of Section 5.3, the Employee shall continue to be paid his Base Salary (at the rate payable at the time of such termination) through the then remaining term of this Agreement in accordance with Section 4.1, in exchange for execution and delivery by the Employee of a written general release of all of the Employee's claims against the Company, its subsidiaries and affiliates; provided, however, that if the Employee is employed by a subsequent company during such period, the severance compensation payable to the Employee during such period shall be reduced by the amount of compensation that the Employee is receiving from the subsequent company.

         (e) Professional Associations and Development. During the term of the Employee's employment hereunder, the Company shall reimburse or pay the annual dues for the Employee's membership in Financial Executives International and the Association for Treasury Professionals, and the reasonable cost and expense of continuing professional development for the Employee that is reasonably related to the Employee's positions with the Company and is pre-approved by the Chief Executive Officer of the Company.

         4.3. Stock Options. On each of the initial date of grant and, provided that the Employee is employed by the Company hereunder as of such date, the first and second anniversaries of the Effective Date, the Company shall grant to the Employee under and subject to the terms and provisions of the Company's 1994 Incentive Stock Plan or a successor thereto (the "Plan") non-transferable options to purchase 18,692 shares of the Company's common stock at an exercise price per share equal to the closing price per share of the Company's common stock reported on the New York Stock Exchange (or other applicable exchange or market on which the Company's common stock is then primarily listed, quoted or traded, or, if such common stock is not then listed, quoted or traded on any exchange or market, such price per share as is determined by the Board of Directors, in its discretion, to be the then fair market value of such common stock), all as appropriately adjusted to reflect any intervening stock splits, stock dividends, reverse stock splits or other recapitalizations of the Company's common stock. Subject to the provisions of the Plan and the Employee's continued employment with the Company as of such date, the options may be exercised as to 25% of the total number of shares of common stock covered by such options beginning on the second anniversary of the date of grant of such options, and as to an additional 25% of such total number of shares of common stock beginning on each of the third, fourth and fifth anniversaries of such date of grant.

         4.4. Reimbursement of Expenses. During the term of the Employee's employment hereunder, the Company shall reimburse the reasonable and necessary expenses incurred by the Employee in connection with the performance of his duties under this Agreement in accordance with the Company's expense reimbursement policy, as such may change from time to time, and subject to proper documentation of such expenses.

5. Termination of Employment.

         5.1. Termination for Cause. "Termination For Cause," as hereinafter defined, may be effected by the Company at any time during the term of this Agreement by written notification to the Employee, specifying the reason therefor. Upon a Termination For Cause, the Company shall promptly pay to the Employee all accrued salary, vested deferred compensation (other than pension, retirement or profit sharing plan benefits, which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Employee is a participant to the full extent of the Employee's rights under such plans, and reimbursement of any appropriate business expenses incurred by the Employee in connection with his duties hereunder in accordance with Section
4.4 hereof, all as earned through the date of such termination, but the Employee shall not be paid any other compensation or reimbursement of any kind, including, without limitation, severance compensation.

         "Termination For Cause" shall mean termination by the Company of the Employee's employment hereunder and the term hereof by reason of the Employee's
(i) conviction of, or indictment or its procedural equivalent for, or a plea of guilty or no contest with respect to, any felony or other crime for which imprisonment is a possible punishment, (ii) willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Company or its subsidiaries, or misappropriation or attempted misappropriation of any funds, property or opportunities of the Company or its subsidiaries, or (iii) willful material breach of this Agreement.

         5.2. Termination Other Than for Cause. Notwithstanding any other provisions of this Agreement, the Company may effect a "Termination Other Than For Cause," as hereinafter defined, at any time upon giving written notice to the Employee of such termination. Upon any Termination Other Than for Cause, the Employee shall promptly be paid all accrued salary, vested deferred compensation (other than pension, retirement or profit sharing plan benefits, which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Employee is a participant to the full extent of the Employee's rights under such plans, and reimbursement of any appropriate business expenses incurred by the Employee in connection with his duties hereunder in accordance with Section 4.4 hereof, all as earned through the date of such termination, plus the severance compensation provided in the following paragraph, but no other compensation or reimbursement of any kind.

         In the event that the Employee's employment is terminated in a Termination Other Than for Cause, the Employee shall be paid as severance compensation, in exchange for execution and delivery by the Employee of a written general release of all of the Employee's claims against the Company, its subsidiaries and affiliates, his Base Salary, at the rate payable at the time of such termination, for a period of six (6) months following the date of such termination in accordance with Section 4.1; provided, however, that if the Employee is employed by a subsequent company during such period, the severance compensation payable to the Employee during such period shall be reduced by the amount of compensation that the Employee is receiving from the subsequent company.

         "Termination Other Than for Cause" shall mean termination by the Company of the Employee's employment hereunder and the term hereof other than a Termination For Cause.

         5.3. Termination by Reason of Disability. If, during the term of this Agreement, the Employee, in the reasonable judgment of the Board of Directors or the Chief Executive Officer of the Company, has failed to perform his duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than six (6) consecutive months, the Company shall have the right to terminate the Employee's employment hereunder and the term hereof by written notification to the Employee. Upon such termination the Employee shall promptly be paid all accrued salary, vested deferred compensation (other than pension, retirement or profit sharing plan benefits, which will be paid in accordance with applicable plan), any benefits under any plans of the Company in which the Employee is a participant to the full extent of the Employee's rights under such plans and reimbursement of any appropriate business expenses incurred by the Employee in connection with his duties hereunder in accordance with Section 4.4 hereof, all through the date of such termination, but the Employee shall not be paid any other compensation or reimbursement of any kind, including, without limitation, severance compensation (except as provided in Section 4.2(d) prior to the effective date of the disability insurance coverage referenced therein).

         5.4. Death. In the event of the Employee's death during the term of this Agreement, the Employee's employment hereunder and the term hereof shall be deemed to have terminated immediately thereon and the Company shall pay to his estate or such beneficiaries as the Employee may from time to time designate all accrued salary, vested deferred compensation (other than pension, retirement or profit sharing plan benefits, which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Employee is a participant to the full extent of Employee's rights under such plans and reimbursement of any appropriate business expenses incurred by the Employee in connection with his duties hereunder in accordance with Section 4.4 hereof, all through the date of such termination, and the Company shall continue to provide health insurance coverage to the Employee's then spouse for a period of two years following Employee's death on a basis comparable to that provided to such spouse as of the date of the Employee's death, or remit or reimburse such spouse for COBRA or other premium payments to maintain such health insurance coverage (or comparable health insurance coverage) during such two year period. The Employee's estate shall not be paid any other compensation or reimbursement of any kind, including, without limitation, severance compensation.

         5.5. Voluntary Termination. The Employee may terminate his employment hereunder and the term hereof at any time by giving the Company written notice of such termination at least ninety (90) days in advance thereof. In the event of such termination, the Company shall promptly pay all accrued salary, vested deferred compensation (other than pension, retirement or profit sharing plan benefits, which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Employee is a participant to the full extent of the Employee's rights under such plans and reimbursement of any appropriate business expenses incurred by the Employee in connection with his duties hereunder in accordance with Section 4.4 hereof, all through the date of such termination, but no other compensation or reimbursement of any kind, including, without limitation, severance compensation.

6. Obligations Contingent on Performance. The obligations of the Company under this Agreement, including its obligation to pay the compensation provided for herein, shall be contingent upon the Employee's performance of his obligations under this Agreement.

7. Confidentiality. The Employee agrees to hold in strict confidence all information concerning any matters affecting or relating to the Company and its subsidiaries and their respective businesses and affiliated practices and practitioners, including, without limiting the generality of the foregoing, their manner of operation, plans, protocols, processes, computer programs, client and customer lists, financial and marketing information and analyses, or other data, without regard to whether all of the foregoing matters are or will be deemed confidential or material. The Employee agrees that he will not, directly or indirectly, use any such information other than for the benefit of the Company and its subsidiaries in connection with his employment hereunder or disclose or communicate any of such information in any manner whatsoever other than to the directors, officers, employees, agents and representatives of the Company and its subsidiaries who need to know such information, who shall be informed by the Employee of the confidential nature of such information and directed by the Employee to treat such information confidentially. Upon the Company's request, the Employee shall return all information and documentation furnished to or obtained by him related to the Company and its subsidiaries and their respective businesses and affiliated practices and practitioners.

         The above limitations on use and disclosure shall not apply to information which the Employee can demonstrate: (a) was known to the Employee before receipt thereof from the Company; (b) is learned by the Employee from a third party entitled to disclose it; or (c) becomes generally known to the public other than through or because of the Employee. The parties hereto stipulate that all such information is material and confidential and gravely affects the effective and successful conduct of the business of the Company and the Company's goodwill, and that any breach of the terms of this Section 7 shall be a material breach of this Agreement. The terms of this Section 7 shall remain in effect during and following the term of this Agreement.

8. Use of Proprietary Information. The Employee recognizes that the Company possesses a proprietary interest in all of the information described in Section 7 and has the exclusive right and privilege to use, protect by copyright, patent or trademark, manufacture or otherwise exploit the processes, ideas and concepts described therein to the exclusion of the Employee, except as otherwise agreed between the Company and the Employee in writing. The Employee expressly agrees that any products, inventions, discoveries or improvements made by the Employee, his agents or affiliates, during the term of this Agreement, based on or arising out of the information described in Section 7 shall be the property of and inure to the exclusive benefit of the Company. The Employee further agrees that any and all products, inventions, discoveries or improvements developed by the Employee (whether or not able to be protected by copyright, patent or trademark) during the course of his employment, or involving the use of the Company's time, materials or other resources, shall be promptly disclosed to the Company and shall become the exclusive property of the Company. The terms of this Section 8 shall remain in effect during and following the term of this Agreement.

9. Non-Competition Agreement.

         9.1. Non-Competition. The Employee agrees that, during the term of this Agreement and for a period of two (2) years thereafter, he shall not, directly or indirectly, own, manage, operate, control, be connected with as an officer, employee, partner, consultant or otherwise, or otherwise engage or participate in, except as an employee of the Company or its subsidiaries, any business, enterprise or entity engaged in any activity connected with the orthodontic or pediatric dental industries or any other activity or line of business competitive with those in which the Company and/or its subsidiaries engage, where such competing business, enterprise or entity is located or operating in, or servicing in any way practices, clients or customers located in, those parishes and counties in which the Company or any of its subsidiaries operate during the term hereof. Notwithstanding the foregoing, the ownership by the Employee of less than two percent (2%) of any class of the outstanding capital stock of any corporation conducting a business competitive with the Company which is regularly traded on a national securities exchange or in the over-the-counter market shall not be a violation of the foregoing covenant. The Employee hereby acknowledges and agrees that the provisions set forth in this Subsection 9.1 constitute a reasonable restriction on his ability to compete with the Company.

         9.2. Non-Solicitation. During the term of this Agreement and for a period of two (2) years thereafter, the Employee shall not contact (except in furtherance of his duties and responsibilities hereunder) or solicit, directly or indirectly, any customer, client or affiliated practitioner or practice whose identity the Employee obtained through association with the Company or its subsidiaries, regardless of the geographical location of such customer, client, affiliated practitioner or practice, nor shall the Employee, directly or indirectly, entice or induce, or attempt to entice or induce, any employee of the Company or its subsidiaries to leave such employment, nor shall the Employee employ any such person in any business similar to or in competition with that of the Company and its subsidiaries during the term of this Agreement and for a period of two (2) years thereafter. The Employee hereby acknowledges and agrees that the provisions set forth in this Subsection 9.2 constitute a reasonable restriction on his ability to compete with the Company.

         9.3. Saving Provision. The parties hereto agree that, in the event a court of competent jurisdiction shall determine that the geographical or durational elements of these covenants are unenforceable, such determination shall not render the entire covenant unenforceable. Rather, the excessive aspects of the covenant shall be reduced to the threshold which is enforceable, and the remaining aspects shall not be affected thereby. The parties hereto stipulate that and that any breach of the terms of this Section 9 shall be a material breach of this Agreement. The terms of this Section 9 shall remain in effect during and following the term of this Agreement.

10. Equitable Relief. The Employee acknowledges that the extent of damages to the Company from a breach of Sections 7, 8 and 9 of this Agreement would not be readily quantifiable or ascertainable, that monetary damages would be inadequate to make the Company whole in case of such a breach, and that there is not and would not be an adequate remedy at law for such a breach. Therefore, the Employee specifically agrees that the Company is entitled to injunctive or other equitable relief from a breach of Sections 7, 8 and 9 of this Agreement, waives any requirement on the part of the Company of proving actual damages in connection with obtaining any such injunctive or other equitable relief, waives any requirement for securing or posting any bond in connection with obtaining such injunctive or other equitable relief, without limiting the Company's rights to any other remedies available in law or in equity, and hereby waives and covenants not to assert against a prayer for such relief that there exists an adequate remedy at law, in monetary damages or otherwise.

11.      Indemnification.

         11.1. Scope of Indemnification. The Company shall indemnify, and upon request shall advance expenses to, in the manner and to the fullest extent permitted by law, the Employee (or the estate of the Employee) if he was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that the Employee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability which may be asserted against the Employee during the term of the Employee's employment hereunder or during the five years immediately following the termination or expiration of the term of this Agreement. To the fullest extent permitted by law, the indemnification and advances provided for herein shall include expenses (including reasonable attorneys' fees), judgments, penalties, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Company to indemnify the Employee for any such expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement to the fullest extent permitted by law, both as to action in his official capacity and as to action in another capacity while holding such office.

         Notwithstanding the foregoing, the Company shall not indemnify the Employee as to any threatened, pending or completed action or suit by or in the right of the Company to secure a judgment in its favor against the Employee with respect to any claim, issue or matter as to which the Employee shall have been adjudged to be liable to the Company, unless and only to the extent that, a Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Employee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         11.2. Right of Claimant to Enforce Rights. Any indemnification or advancement of expenses required under this Section 11 shall be made promptly, and in any event within thirty (30) days following the written request of the Employee therefor. If a determination by the Company that the Employee is entitled to indemnification pursuant to this Section 11 is required, and the Company fails to respond within thirty (30) days following the giving of a written request to the Company by the Employee for indemnity hereunder, the Company shall be deemed to have approved such request. If the Company denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days as provided above, the right to indemnification and advancement of expenses as granted by this Section 11 shall be enforceable by the Employee in any court of competent jurisdiction. The Employee's costs and expenses incurred in connection with successfully establishing the Employee's right to indemnification, in whole or in part, in any such action or proceeding shall also be indemnified by the Company. Neither the failure of the Company (including the Board of Directors, independent legal counsel or the stockholders of the Company) to have made a determination prior to the commencement of such action that indemnification of the Employee is proper in the circumstances because the Employee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor the fact that there has been an actual determination by the Company (including the Board of Directors, independent legal counsel or the stockholders of the Company) that the Employee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Employee has not met the applicable standard of conduct.

         11.3. Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 11 shall not be deemed exclusive of any other rights to which the Employee may be entitled by law, the Company's Restated Certificate of Incorporation or Bylaws, an agreement with the Company, or a resolution of the Board of Directors or of the Company's stockholders. Any repeal or modification of the provisions of this Section 11 shall be prospective only and shall not adversely affect any right or protection set forth herein in favor of the Employee at the time of such repeal or modification.

         11.4. Insurance. The Company may, in its discretion to the fullest extent permitted by law, purchase and maintain insurance, at its expense, to protect itself and the Employee against any liability asserted against the Employee and incurred by Employee in any such capacity, or arising out of the Employee's duties hereunder, whether or not the Company would have the power to indemnify the Employee against such liability under the provisions of this
Section 11, the General Corporation Law of the State of Delaware or otherwise.

         11.5. Saving Provision. If this Section 11 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify the Employee as to expenses (including reasonable attorneys' fees), judgments, fines, penalties and amounts paid in settlement with respect to any actual or threatened action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, to the fullest extent permitted by any applicable portion of this Section 11 which shall not have been invalidated, by the General Corporation Law of the State of Delaware or by any other applicable law. This Section 11 shall survive the termination or expiration of the term of this Agreement.

12. Entire Agreement. This Agreement contains the complete agreement concerning the employment arrangement between the parties and shall supersede all other agreements or arrangements between the parties with regard to the subject matter hereof.

13. Binding Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. The obligations of the Company under this Agreement shall not be terminated by reason of any liquidation, dissolution, bankruptcy, cessation of business or similar event relating to the Company. This Agreement shall not be terminated by reason of any merger, consolidation or reorganization of the Company, but shall be binding upon and inure to the benefit of the surviving or resulting entity. The rights, benefits, duties and obligations of the Employee under this Agreement are personal to him and may not be assigned.

14. Modification. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties thereunder, unless such waiver or modification is in writing, duly executed as aforesaid.

15. Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid or unenforceable by any court of competent jurisdiction, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

16. Manner of Giving Notice. All notices, requests and demands to or upon the respective parties hereto shall be sent by hand, certified mail, overnight courier service, or facsimile (if within a reasonable time a permanent copy is given by any of the other methods described above), in each case with all applicable charges paid or otherwise provided for, addressed as follows, or to such other address as may hereafter be designated in writing by the respective parties hereto. If to the Company: Orthodontic Centers of America, Inc., 3850 N. Causeway Boulevard, Suite 800, Metairie, Louisiana 70002, Facsimile: (504) 833-8832, Attention: Bartholomew F. Palmisano, Sr. If to the Employee: Thomas J. Sandeman, 5041 Tartan Drive, Metairie, Louisiana 70003, Facsimile: (504) 779-0917. Such notices, requests and demands shall be deemed to have been given or made on the date of delivery if delivered by hand or by facsimile and on the next following date if sent by mail or by overnight courier service.

17. Remedies. In the event of a breach of this Agreement, the non-breaching party shall be entitled to such legal and equitable relief as may be provided by law, and shall further be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred in enforcing the non-breaching party's rights hereunder.

18. Headings. The headings have been inserted for convenience only and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

19. Choice of Law. It is the intention of the parties hereto that this Agreement and the performance hereunder be construed in accordance with, under and pursuant to the laws of the State of Louisiana without regard to the jurisdiction in which any action or special proceeding may be instituted.

20. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

21. Interpretation. The language in all parts of this Agreement shall be construed, in all cases, according to its plain meaning, except where the context of this Agreement expressly indicates otherwise, and the parties acknowledge that each party has carefully reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

                            [SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first stated above.


                                  COMPANY:

                                  ORTHODONTIC CENTERS OF AMERICA, INC.


                                  By:  /s/ Bartholomew F. Palmisano, Sr.
                                       -----------------------------------------
                                       Bartholomew F. Palmisano, Sr.
                                       Chairman of the Board, President and
                                       Chief Executive Officer


                                  EMPLOYEE:


                                  /s/  Thomas J. Sandeman
                                  ----------------------------------------------
                                  Thomas J. Sandeman